                                   APPENDIX II

                                  July 1, 2000
                             (Amended March 8, 2001)

                        RS INVESTMENT MANAGEMENT CO. LLC
                         RS INVESTMENT MANAGEMENT, L.P.
                         RS INVESTMENT MANAGEMENT, INC.
                               RS GROWTH GROUP LLC
                               RS VALUE GROUP LLC
                               RS INVESTMENT TRUST

                           ---------------------------

                                 CODE OF ETHICS
                                    including
                         RSIM POLICY ON PERSONAL TRADING

                           ---------------------------

I.  SCOPE AND SUMMARY

(a)  Rule 17j-1 under the Investment  Company Act of 1940, as amended (the "1940
Act"), requires every investment company, as well as every investment adviser to and principal  underwriter of an investment  company,  to have a written Code of
Ethics  which  specifically  deals with trading  practices by "Access  Persons."
Access Persons are defined to include (1) officers,  directors, general partners and Advisory Persons of the two mutual fund advisers (RS Investment  Management,
Inc. and RS Investment  Management,  L.P.--collectively  "RSIM"), as well as (2)
employees  of RSIM  and  officers,  directors,  partners  who  have  substantial responsibility  for  or  knowledge  of  the  investments  of  the  mutual  funds constituting  series of the RS Investment  Trust (each, a "Fund"),  and (3) each member of the Funds' Board of Trustees.  The Rule also requires that  reasonable diligence is used and procedures  instituted to prevent  violations of this Code of Ethics.

(b)  Sections  21A and 15(f) of the Securities  Exchange Act and Section 204A of
the Investment  Advisers Act further require all  broker-dealers  and investment advisers to establish,  maintain and enforce written  policies and procedures to prevent the misuse of material nonpublic information.

(c)  Common law fiduciary  principles  require that an investment  adviser (like
RSIM) avoid  placing  itself in a position  of  conflict  of  interest  with its clients. Likewise, RSIM as a general partner to various partnerships,  stands in
a  fiduciary   relationship   to  the  limited   partners   investing  in  those
partnerships.

(d)  The "Blue Ribbon" Advisory Group on Personal Investing in its report to the
Investment  Company  Institute  also  articulated  the  following  three general fiduciary  principles  which the  Group  believes  should  govern  the  personal investment activities of mutual fund advisory and distributor personnel:

       (i)  the duty at all times to place the  interests  of Fund  shareholders first;

      (ii)  the  requirement  that  all  personal  securities   transactions  be
            conducted consistent with the Code of Ethics and in such a manner as to avoid any actual or  potential  conflict of interest or any abuse of an individual's position of trust and responsibility; and

     (iii)  the  fundamental  standard that mutual fund advisory and distributor
            personnel   should  not  take   inappropriate   advantage  of  their
            positions.

(e)  This  Code of Ethics is  designed  to satisfy  the  above-referenced  legal requirements  and ethical  principles  as  applicable  to RSIM in their roles as adviser  to the  RSIM  Funds.  It is  important  that  all  partners,  officers, directors and employees of RSIM to whom this Code of Ethics applies  observe the ethical standards set forth in the Code.

(f)  This  Code of  Ethics  is not  intended  to  cover  all  possible  areas of potential  liability under the 1940 Act or under the federal  securities laws in general.  For example,  other  provisions of Section 17 of the 1940 Act prohibit various  transactions  between a registered  investment  company and  affiliated persons,  including  the  knowing  sale or  purchase  of  property  to or from a registered  investment  company on a  principal  basis,  and joint  transactions
(E.G.,  combining  to achieve a  substantial  position in a security,  concerted market activity,  or commingling of funds) between an investment  company and an affiliated person.

(g)  It is  expected  that  Access  Persons  will be  sensitive  to all areas of potential conflict, even if this Code of Ethics does not address specifically an area of fiduciary responsibility.

(h)  Exceptions to specific  provisions of this Code of Ethics may be granted by the compliance  officer or an alternate if warranted by circumstances and if the exception is requested in a timely manner.

(i)  This  Code of Ethics has been  approved  by the Board of Trustees of the RS
Investment Trust, including a majority of disinterested  directors. Any material change to the Code must be  approved  by the  Board,  including  a  majority  of disinterested  directors,  within 6 months of the change. The standard for Board approval is a finding that the Code contains provisions  reasonably necessary to prevent Access Persons from violating the anti-fraud provisions of Rule 17j-1.

(j)  SUMMARY.  Under the Code of Ethics, all Access Persons,  EXCEPT INDEPENDENT
TRUSTEES of the Funds, are required to:

        (i)  Pre-clear  all  trades in  individual  securities.  [Note:  certain securities are excepted:  mutual funds, stock index options, SPDR's and money market instruments are "excepted securities."]

       (ii)  Reverse trades that involve  securities  subsequently  purchased or sold by a Fund within the applicable blackout period.

      (iii)  Observe a minimum 60 day holding period for all securities  (except
             "excepted securities").

       (iv)  Avoid IPO's.

        (v)  Receive special clearance for private placements.

       (vi)  Avoid  directorships  of  companies  in which  Fund  assets  may be invested. (Unless permission is obtained from the CEO.)

      (vii)  Promptly  disclose all  security  transactions  and file  quarterly transaction reports and annual ownership reports.

     (viii)  Avoid  security   transactions  in  which  they  possess   material
             non-public information with regard to the particular security.

II.  DEFINITIONS

(a)  "ACCESS  PERSON"  means:  (i)  officers,  directors,  general  partners and
Advisory  Persons of the four  Registered  Investment  Advisers  (RS  Investment
Management, Inc. and RS Investment Management,  L.P., RS Growth Group LLC and RS
Value Group  LLC--collectively  "RSIM"),  as well as (ii)  employees of RSIM and officers,  directors,  partners  who  have  substantial  responsibility  for  or knowledge of the investments of the mutual funds  constituting  series of the RS
Trust (each,  a "Fund"),  hedge funds  managed by RSIM,  institutional  accounts where RSIM acts as a sub-adviser,  separate  accounts  managed by RSIM and (iii)
each member of the Funds' Board of Trustees.  Members of the immediate family of an Access Person living in the same household are covered by this Code of Ethics to the same extent as the Access Person.

(b)  "ADVISORY  PERSON" means with respect to (i) the Funds,  (ii) an investment adviser to a Fund or (iii) any company in a control relationship to the Funds or the investment  adviser (I.E.,  RSIM),  (A) any employee who, in connection with his regular functions or duties, makes,  participates in, or obtains information regarding,  the  purchase  or sale of a security by a Fund,  or whose  functions relate to the making of any  recommendations  with respect to such  purchases or sales;  and (B) any natural person in a control  relationship to the Funds or an investment adviser who obtains information concerning  recommendations made to a
Fund with regard to the purchase or sale of a security.

(c)  A security is "BEING CONSIDERED FOR PURCHASE OR SALE" when a recommendation to purchase or sell a security has been made and communicated, and, with respect to a person making a recommendation, when such person seriously considers making such a recommendation.

(d)  "BENEFICIAL  OWNERSHIP" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the Securities  Exchange Act of 1934, as amended,  and the rules and regulations thereunder,  with the  exception  that the  determination  of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

(e)  "CONTROL"  means the power to  exercise a  controlling  influence  over the management  or policies of a company,  unless such power is solely the result of an official position, as further defined in Section 2(a)(9) of the 1940 Act.

(f)  "PURCHASE  OR SALE OF A  SECURITY"  includes  the  writing  of an option to purchase or sell a security.

(g)  "SECURITY" shall have the meaning set forth in Section 2(a)(36) of the 1940
Act, and shall include  options and  warrants,  except that it shall not include excepted securities (as defined below).

(h)  "EXCEPTED  SECURITIES"  include  shares of registered  open-end  investment companies  (except the RSIM Funds),  securities  issued by the Government of the
United States (including Government agencies),  short term debt securities which are "government  securities"  within the meaning of Section 2(a)(16) of the 1940
Act, stock index options,  SPDRs,  bankers'  acceptances,  bank  certificates of deposit, commercial paper and other money market instruments.

(i)  "MATERIAL  NON-PUBLIC  INFORMATION"  is  information  relating  to dividend increases or  decreases,  earnings  estimates,  changes in  previously  released earnings  estimates,  significant  expansion or  curtailment  of  operations,  a significant  increase or decline of orders,  significant  merger or  acquisition proposals or agreements, significant new products or discoveries,  extraordinary
borrowing,  major  litigation,   liquidity  problems,  extraordinary  management
developments,  purchase  or sale of  substantial  assets  or any  information  a reasonable  investor  might consider to be of importance in making an investment decision to buy, sell or hold. Information should be deemed non-public if it has not been widely  disseminated  by wire  service,  in one or more  newspapers  of general  circulation,  or by  communication  from the  company  involved  to its shareholders or in a press release.

III.  PROHIBITED TRADING PRACTICES

(a)  GENERAL ANTI-FRAUD PROHIBITION. If a security:

       (i)  is being considered for purchase or sale by a Fund;

      (ii)  is in the process of being purchased or sold by a Fund; or

     (iii)  is or has been held by a Fund within the most recent 15 day period;

no Access  Person  shall  knowingly  purchase,  sell or  otherwise  directly  or indirectly  acquire or dispose of any direct or  indirect  beneficial  ownership interest in that  security if such action by such Access  Person would defraud a
Fund,  operate as a fraud or deceit upon a Fund,  or  constitute a  manipulative practice with respect to a Fund.

(b)  PRE-CLEARANCE.  No Access  Person  shall  purchase  or sell any  individual
security  (I.E.,   any   security--except   an  "excepted   security")   without
pre-clearance.  Once pre-clearance has been obtained, the trade must be executed by the end of the business day or new clearance must be obtained.  (See attached
Pre-clearance Form).

(c)  BLACKOUT PERIOD. An Access Person may not execute a securities  transaction
(other than an "excepted security") on any day during which any Fund in the RSIM
Funds  complex has a pending  "buy" or "sell"  order in that same  security or a related security of the same issuer (e.g., common stock is a related security to an option on common  stock).  However,  it is not always  possible to  determine which orders were executed  until the following  day. The fact of  pre-clearance does  not  mean  that a trade  will  not end up  being  unwound  if it is  later ascertained  that one of the  Funds  traded  in that  security  on the same day.
Blackout periods may be extended for certain securities.  This policy applies to all Access Persons.

Additionally,  portfolio managers and others who make investment  decisions with respect to a Fund are  prohibited  for seven (7)  calendar  days  PRECEDING  AND
FOLLOWING any Fund purchase or sale of that security and will include the entire business  day on which the last  Fund  purchase  or sale  activity  occurs.  Any profits  realized on a trade effected  during the blackout period by a portfolio manager or other  individual with investment  decision-making  authority will be disgorged  to  the  appropriate  Fund.  The  blackout  period  only  applies  to securities  traded  by a Fund or  Funds  over  which  the  individual  exercises investment  decision-making  authority.  It does not  apply to all  Funds in the complex.  The  fact of  pre-clearance  and  execution  within  the  same  day of pre-clearance  is not  relevant.  Blackout  periods may be extended  for certain securities

(d)  TRADES  IN SHARES OF RSIM FUNDS.  Please note that  purchases  and sales of shares  of an RS  Fund  do  NOT  need  pre-clearance,  but  the  possibility  of appearance of conflict of interest in such  transactions  is high.  Accordingly, all purchases and sales of shares of an RS Fund:

      (i)  should be made well in advance of the closing price  calculation each day, and

     (ii)  should  not  be  made  when  in  possession  of  material   nonpublic
           information.

(e)  NO  IPOS.  No Access  Person  shall  acquire any  securities  offered in an initial public offering.

(f)  PRIVATE  PLACEMENTS.  No Access  Person shall  acquire any  securities in a private  placement  without both  pre-clearance and special approval by the CEO.
The  Compliance  Department  shall maintain a record of the approval of, and the rationale supporting, any acquisition of securities in a private placement.

(g)  OTHER RESTRICTIONS.  No Access Person shall engage in short term trading or make other  investments  in  contravention  of the general  policies that may be established  from  time to time as set  forth.  An  Access  Person  must  hold a security (other than an "excepted security") for a minimum of 60 days.

IV.  EXEMPTED TRANSACTIONS/SECURITIES

The prohibitions of Section III of this Code shall not apply to:

(a)  Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

(b)  Purchases  or sales of  securities  which are not  eligible for purchase or sale by any Fund.

(c)  Purchases  or sales  which are  non-volitional  on the part of  either  the
Access Person or the Trust (E.G.,--receipt of gifts).

(d)  Purchases that are part of an automatic dividend reinvestment plan.

(e)  Purchases effected upon the exercise of rights issued by an issuer pro rata to all  holders of a class of its  securities,  to the extent  such  rights were acquired from such issuer, and sales of such rights so acquired.

(f)  Purchases  and  sales  which  have  received  the  prior  approval  of  the
Compliance Officer.

(g)  Purchases and sales of securities, which are not included in the definition of "Security" in Section II.g or are "excepted securities" as defined in Section
II.h.--I.E., mutual fund shares (but not RS Fund--shares),  stock index options,
SPDRs, government securities and money market instruments.

V.  REPORTING

(a)  PRE-CLEARANCE  AND IMMEDIATE  REPORTING.  All RSIM  employees are currently required to report all individual  security  transactions (and purchase/sales of
RSIM Funds) under rules  specifically  applicable to advisory and  broker-dealer organizations.  Access  persons  must  also  seek  pre-clearance  of  individual security  transactions and are required to have a duplicate  confirmation of the
transaction  sent  to  the  RSIM  compliance   officer  promptly  following  the
transaction.  The only  securities  for which such  pre-clearance  and immediate reporting  is not  required  are  "excepted  securities"  and shares of the RSIM
Funds.

(b)  QUARTERLY  REPORTS.  In addition to contemporaneous  reporting,  all Access
Persons are required to review,  and if necessary,  correct or make additions to quarterly  reports generated within 10 days of the end of each calendar quarter,
listing  all   securities   transactions   except   transactions   in  "excepted
securities."  See subsection (c) below.  Please note that purchases and sales of
shares  of  an  RSIM  Fund,   which  are  not  subject  to   pre-clearance   and
contemporaneous reporting, are subject to quarterly reporting.

(c)  Every quarterly report shall be made not later than ten (10) days after the end of each calendar quarter and shall contain the following information:

       (i)  The date of the transaction, the title and the number of shares, and the principal amount of each security involved;

      (ii)  The nature of the transaction  (I.E.,  purchase,  sale, or any other type of acquisition or disposition);

     (iii)  The price at which the transaction was effected; and

      (iv)  The name of the  broker,  dealer,  or bank with or through  whom the transaction was effected.

(d)  Copies of statements or confirmations  containing the information specified in paragraph  (c) above may be  submitted  in lieu of listing the  transactions.
Persons  submitting  statements  will be deemed to have satisfied this reporting requirement, and need only sign off quarterly on having complied.

(e)  For  periods  in  which  no  reportable  transactions  were  effected,  the quarterly report shall contain a representation that no transactions  subject to the reporting requirements were effected during the relevant time period.

(f)  ANNUAL REPORT.  Annually,  in conjunction with the quarterly report for the quarter  ending June 30, each Access Person shall be required to review,  and if necessary,  correct or make  additions  to, an annual  report,  which  lists all security  positions  in  which  such  Access  Person  has a direct  or  indirect beneficial interest.

(g)  Any  quarterly  or annual  report may contain a  statement  that the report shall not be construed as an admission by the person  making such report that he has any direct or indirect  beneficial  ownership  in the  security to which the report relates.

(h)  An  initial  holdings report of all securities  beneficially  owned by such person  and the name of the  broker  with whom the Access  Person  maintained  a securities account must be submitted to Scott Smith or Marianne Clark for review no later than 10 days after an employee of RSIM becomes an Access Person.

VI.  EXCEPTIONS TO REPORTING REQUIREMENTS

(a)  An INDEPENDENT  TRUSTEE,  I.E., a Trustee of the RS Investment Trust who is
not an "interested  person" (as defined in Section  2(a)(19) of the 1940 Act) of the  Funds,  is NOT  required  to file a report on a  transaction  in a security provided such Trustee neither knew nor, in the ordinary course of fulfilling his or her official duties as a trustee of the Funds, should have known that, during the 15-day period immediately  preceding or after the date of the transaction by the Trustee,  such  security is or was  purchased or sold by a Fund or is or was being considered for purchase or sale by a Fund by its investment adviser.

(b)  Although an independent  Trustee is exempt from the reporting  requirements
of  this  Code,  such  Trustee  may  nevertheless   voluntarily  file  a  report
representing that he or she did not engage in any securities transactions which, to his or her knowledge,  involved  securities that were being purchased or sold or  considered  for purchase by any Fund during the 15-day  period  preceding or after the date(s) of any  transaction(s)  by such  Trustee.  The failure to file such a report,  however,  shall not be  considered  a violation  of this Code of
Ethics.

(c)  Access  Persons  are not  required  to make a  report  with  respect  to an exempted transactions/securities as described in Section V of this Code.

(d)  Access  Persons do not need to file  multiple  reports.  Copies of a single report can be used to satisfy the personal trading reports required by RSIM.

VII.  IMPLEMENTATION

(a)  In order to implement this Code of Ethics,  a compliance  officer and three alternates have been designated for RSIM and the Funds. These individuals are:

                 Scott R. Smith
                 Marianne E. Clark (alternate)
                 Steven M. Cohen (alternate)
                 G. Randy Hecht - President and CEO (alternate)

(b)  The  compliance  officer  shall  create a list of all "Access  Persons" and update the list with reasonable frequency.

(c)  The  compliance  officer  shall  circulate a copy of this Code of Ethics to each Access Person,  together with an acknowledgment of receipt,  which shall be signed and  returned to the  Compliance  Officer by each Access  Person at least once each year.

(d)  The  compliance  officer or a compliance  officer  delegate is charged with responsibility for ensuring that the pre-clearance and reporting requirements of this Code of Ethics are adhered to by all Access Persons. The compliance officer or compliance officer delegate shall be responsible for ensuring that the review requirements of this Code of Ethics (see Section VIII) are performed in a prompt manner.  The compliance  officer shall be responsible for enforcing the policies set forth herein.

VIII.  REVIEW

(a)  The  compliance  officer  shall  review all  quarterly  reports of personal securities  transactions  and annual  holdings  reports and compare such reports
with  pre-clearance   forms  and  with  completed  and  contemplated   portfolio
transactions of each Fund to determine  whether  noncompliance  with the Code of
Ethics  and/or  other  applicable  trading  procedures  may have  occurred.  The compliance officer may delegate this function to one or more persons.

(b)  No  person  shall  review  his  or  her  own  reports.  Before  making  any determination that a non-compliant transaction may have been made by any person, the  compliance  officer  shall  give  such  person  an  opportunity  to  supply additional  explanatory material. If a securities  transaction of the compliance officer is under  consideration,  an alternate  shall act in all respects in the manner prescribed herein for the designated compliance officer.

(c)  If the compliance  officer  determines that  noncompliance with the Code of
Ethics has or may have occurred,  he or she shall,  following  consultation with counsel, submit his or her written determination,  together with the transaction report,  if  any,  and  any  additional  explanatory  material  provided  by the individual,  to G. Randall Hecht, who shall make an independent determination of whether a violation has occurred.

(d)  The  Compliance  Department will provide to the Board of Trustees of the RS
Investment Trust, no less than annually, a written report that

      (i)  details issues that have arisen under the Code of Ethics,  including, but not  limited to,  information  about  violations  of the Code and sanctions imposed in response to such violations, and

     (ii)  certifies  to the Board that RSIM has adopted  procedures  reasonably necessary to prevent its Access Persons from violating the Code.

(e)  The  compliance officer shall be responsible for maintaining a current list of all Access  Persons  (including all Fund  Trustees) and for  identifying  all reporting  Access  Persons on such list, and shall take steps to ensure that all reporting  Access  Persons  have  submitted  reports  in a  timely  manner.  The
compliance   officer  may  delegate  the  compilation  of  this  information  to appropriate persons. Failure to submit timely reports will be communicated to G.
Randall Hecht and to the Funds' Board of Trustees.

IX.  SANCTIONS

(a)  If a material violation of this Code occurs or a preliminary  determination is made that a violation may have  occurred,  a report of the alleged  violation shall be made to the Board of Trustees.

(b)  The  Board of Trustees may impose such  sanctions as it deems  appropriate, including, a letter of censure, suspension, or termination of employment, and/or a disgorging of any profits made.

                     Please sign and date the attached form.
                      Detach and return to RSIM Compliance.

--------------------------------------------------------------------------------
|        I FULLY UNDERSTAND AND HEREBY SUBSCRIBE TO THIS CODE OF ETHICS.       |
|                                                                              |
|         ------------------------------------------------------------         |
|                                     NAME                                     |
|                                                                              |
|         ------------------------------------------------------------         |
|                                   SIGNATURE                                  |
|                                                                              |
|         ------------------------------------------------------------         |
|                                     DATE                                     |
--------------------------------------------------------------------------------

                                  APPENDIX III

                                  July 1, 2000

                        RS INVESTMENT MANAGEMENT CO. LLC
                         RS INVESTMENT MANAGEMENT, L.P.
                         RS INVESTMENT MANAGEMENT, INC.
                               RS GROWTH GROUP LLC
                               RS VALUE GROUP LLC
                               RS INVESTMENT TRUST

                           ---------------------------

                           POLICY ON PERSONAL TRADING

                           ---------------------------

SUMMARY

The  following  policy on personal  trading,  together with the enclosed Code of
Ethics,  outlines all existing restrictions on personal securities  transactions for Access  Persons of RS Mutual  Funds.  While it is our belief  that  personal investing can lead an individual to be a better,  more  knowledgeable  investor, these  guidelines have been written not only to ensure  compliance with relevant securities laws, but also to protect our investors and prevent any perception of a potential conflict of interest.

Access  Persons are defined as (i)  officers,  directors,  general  partners and
Advisory Persons of the two mutual fund advisers (RS Investment Management, Inc.
and RS  Investment  Management,  L.P.--collectively  "RSIM"),  as  well  as (ii)
employees  of RSIM  and  officers,  directors,  partners  who  have  substantial responsibility  for  or  knowledge  of  the  investments  of  the  mutual  funds constituting  series of the RS (each,  a "Fund"),  and (iii) each  member of the
Funds' Board of Trustees.  Members of the  immediate  family of an Access Person living in the same  household  are  covered by this policy to the same extent as the Access Person.  The policy also applies to the immediate  families living in the same  household of all Access  Persons.  The highlights of the policy are as follows:

1)  PERSONAL ACCOUNTS

All personal  brokerage  accounts  must be  maintained  at  Robertson  Stephens,
Charles  Schwab or Fidelity  Investments.  Any exceptions to this policy must be approved by the Compliance Department.

2)  PRE-CLEARANCE

All personal  trades for  individual  securities  for all Access Persons must be pre-cleared  by  the  Compliance  Department  using  the  attached  form.  After pre-clearance  has been  granted,  the trade must be completed by the end of the business day, or the approval is void and the form must be  resubmitted.  Trades for which  pre-clearance  is required  include ALL SECURITIES  EXCEPT,  open-end mutual funds,  stock index  options,  SPDR's,  government  securities  and money market securities.  Obtaining  pre-clearance for a trade does not guarantee that the trade will not be later reversed should a Fund effect a subsequent  trade in the same security.

3)  BLACKOUT PERIODS

An  Access  Person  may not  execute a  securities  transaction  (other  than an
"excepted  securities")  on any day  during  which  any Fund in the  RSIM  Funds complex has a pending  "buy" or "sell" order in that same  security or a related security  of the same issuer  (e.g.,  common  stock is a related  security to an option on common stock).  However,  it is not always possible to determine which orders were executed until the following day. The fact of pre-clearance does not mean that a trade will not end up being unwound if it is later  ascertained that one of the Funds traded in that security on the same day.  Blackout  periods may be extended for certain securities. This policy applies to all Access people.

 Additionally,  portfolio managers and others who make investment decisions with respect to a Fund are  prohibited  for seven (7)  calendar  days  PRECEDING  AND
FOLLOWING any Fund purchase or sale of that security and will include the entire business  day on which the last  Fund  purchase  or sale  activity  occurs.  Any profits  realized on a trade effected  during the blackout period by a portfolio manager or other  individual with investment  decision-making  authority will be disgorged to the Fund. The blackout period only applies to securities  traded by a Fund or Funds over which the individual exercises investment-making authority.
It does not apply to all Funds in the  complex.  The fact of  pre-clearance  and execution within the same day of pre-clearance is not relevant. Blackout periods may be extended for certain securities.

4)  RESTRICTIONS ON SHORT-TERM TRADING

Access  Persons  are  strongly   discouraged   from  entering  into   securities
transactions for the purpose of achieving  short-term  gains. In addition to the general prohibition  against acquiring  securities in the blackout period before and  immediately  following  Fund  transactions,  an Access  Person  must hold a security  (other than an excepted  security,  E.G., a stock index  option) for a minimum  of 60 days.  Exceptions  may be made in the case of a medical  or other emergency,  provided  that  relevant  details  are  communicated  at the time of pre-clearance.

5)  INITIAL PUBLIC OFFERINGS

All Access  Persons are strictly  prohibited  from  acquiring  securities in any initial public offering.

6)  PRIVATE PLACEMENTS

Investments by Access Persons in private  placements  require both pre-clearance and special approval from the CEO.

7)  SERVICE AS A DIRECTOR

Portfolio Managers and Access Persons will be permitted to serve as directors of publicly  traded  companies and private  companies in which the Funds may invest only if the CEO determines that doing so would be in the best interest and would not  present a conflict  of  interest.  All Fund  investment  decisions  made or participated in by such Director/Access  Persons require  pre-clearance from the
CEO.

8)  DISCLOSURE

To the  extent  an Access  Person  maintains  permitted  brokerage  accounts  at broker/dealers other than FleetBoston Robertson Stephens,  Charles Schwab & Co., or  Fidelity  Investments  that  Access  Person must ensure that copies of trade confirmations  for their  brokerage  accounts and  accounts of immediate  family living in the same household, are forwarded to the Compliance Department.  Trade confirmations will be  cross-referenced  against  pre-clearance  forms to ensure that approval had been granted.  In addition,  Access Persons must make required quarterly reports of securities  transactions (or furnish brokerage  statements)
and must sign off, at least annually, on receipt of and compliance with the Code of Ethics.

                         [LOGO] RS INVESTMENT MANAGEMENT

                      PRE-AUTHORIZATION FOR PERSONAL TRADES

To:     RSIM Compliance
Phone:  (415) 591-2779
        (415) 591-2728
Fax:    (415) 591-2851

From:_______________________________________________  Date:_____________________

________________________________________________________________________________

I wish to effect the  following  trade for my  personal  account,  an account in which  I  have a  beneficial  interest,  or an  account  belonging  to one of my immediate relatives living in the same household.

NAME of Security___________________________________  TICKER_____________________

# OF SHARES__________________  BUY  SELL  (CIRCLE ONE)  PRICE___________________

BROKERAGE FIRM_______________________________  & ACCOUNT #______________________

THE PURCHASE/SALE IS BASED ON PERSONAL RESEARCH             YES [  ]     NO [  ]

(You may be  required  to  provide  documentation  should  there be a  potential conflict).

I AM AWARE OF AN INTENDED OR POSSIBLE MUTUAL FUND TRADE IN THIS SECURITY

                                 YES [ ]  NO [ ]

I AGREE THAT IF I DO NOT EFFECT THE ABOVE TRADE ON THE DAY INDICATED  BELOW, THE
APPROVAL IS NULL AND VOID AND THE REQUEST MUST BE RESUBMITTED. I REALIZE THAT IF
I AM AN EMPLOYEE WITH  INVESTMENT  DECISION MAKING  AUTHORITY,  AND ANY RS FUNDS
TRANSACTIONS  OCCUR  WITHIN 7 DAYS OF MY  TRANSACTION  THAT  INVOLVE A FUND OVER
WHICH I HAVE  AUTHORITY AND THE ABOVE  SECURITY,  THE TRADE WILL BE BROKEN AT MY
EXPENSE.  I  REALIZE  THAT  IF I DO  NOT  HAVE  SUCH  AUTHORITY,  AND  ANY  FUND
TRANSACTIONS  OCCUR ON THE SAME DAY AS MY TRANSACTION,  THE TRADE WILL BE BROKEN
AT MY EXPENSE.  FURTHERMORE,  I AFFIRM  THAT IF THIS IS A SALE OF STOCK,  I HAVE
EITHER HELD IT FOR AT LEAST 60 DAYS.

                                             ___________________________________
                                                         AUTHORIZED

___________________________________          ___________________________________
SIGNED                                                      DATE